                                                                  Exhibit 10.6.4


                                    SUBLEASE

         THIS AGREEMENT OF SUBLEASE, made as of the 31st day of March 2000, between NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company having its principal place of business at 51 Madison Avenue, New York, New York 10010 (hereinafter called the "Sublessor") and HARRIS INTERACTIVE, INC., a New York corporation, having its principal place of business at 135 Corporate Woods, Rochester, New York 14623 (hereinafter called the "Sublessee").

         Sublessor, by the Lease dated as of April 11, 1989, as amended by a First Amendment of Lease dated August 21, 1990 and Second Amendment of Lease dated March 30, 1994 (collectively, the "Lease") (copies of which are hereto attached and made a part hereof) between Broadway Management Company, as Agent for 500 Fifth Bryant Associates, L.P., as Lessor ("Lessor"), and Sublessor, leased certain premises ("Demised Premises") as therein situated on the entire fifth (5th) floor at 500 Fifth Avenue, New York, New York (hereafter called the "Building") for a term to expire on March 31, 2004, which Lease is now in full force and effect.

         NOW THEREFORE, in consideration of the rent reserved hereby and the covenants, agreements, terms, provisions and conditions hereinafter set forth on the part and on behalf of the Sublessee to be kept, fulfilled and performed, the Sublessee does hereby hire and take from the Sublessor that certain space situated on the entire fifth (5th) floor, consisting of 23,326 rentable square feet (hereinafter referred to as the "Subleased Premises") upon and subject to the covenants, agreements, terms, provisions and conditions of this Sublease. All capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

         1. For a term (the "Term") commencing on the date (the "Commencement Date") that both of the following have occurred: (a) Sublessor and Sublessee have executed and delivered this Sublease and (b) Lessor, Sublessor and Sublessee have executed and delivered the attached Landlord's Consent to Sublease, and ending March 30, 2004 or on such earlier date upon which said term may expire or terminate as in the Lease and this Sublease provided or pursuant to law ("Expiration Date"). No failure by Sublessor to deliver possession of the Subleased Premises to Sublessee on the Commencement Date shall give rise to any claim for damages by Sublessee.

         2. The Sublessee covenants and agrees to pay basic rent ("Basic Rent") of $886,388 (U.S. Dollars) per annum for the Subleased Premises payable in equal monthly installments of $73,865.67 (U.S. Dollars) in advance on the first day of each and every month of the Term, and without demand therefor, to be paid to the Sublessor at the address shown in Paragraph 14 hereinbelow. Should the Commencement Date be a date other than the first day of a calendar month, then the Basic Rent shall be prorated. Should the Expiration Date be a date other than the last day of a calendar month, than the Basic Rent shall be prorated. Notwithstanding the above, Sublessor agrees that provided Sublessee is not in default under this Sublease beyond any applicable notice and cure period, Sublessee's obligation to pay monthly Basic Rent shall be abated for the first two (2) months of the Term. Upon Sublessee's execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $73,865.67 (U.S. Dollars) representing Sublessee's first installment of Basic Rent. In addition, and in accordance with Article 39 of the

Lease, Sublessee covenants and agrees to pay its Proportionate Share (as hereinafter defined) of Real Estate Taxes for the Subleased Premises in excess of the Base Year Taxes for the Base Tax Year, which term shall be defined as one-half (1/2) of Real Estate Taxes for the fiscal year 1999/2000 plus one-half (1/2) of Real Estate Taxes for the fiscal year 2000/2001. Sublessee's "Proportionate Share" of Real Estate Taxes shall be deemed to be 5.104%. In addition, and in accordance with Article 40 of the Lease, if in any period during the Term, the Rate exceeds the Base Rate, Subtenant shall pay to Sublessor an Expense Escalation equal to the product of (a) the Multiplication Factor, multiplied by (b) the Labor Rate Multiple, multiplied by (c) the amount by which the Rate exceeds the Base Rate. For purposes hereof, the term "Multiplication Factor" shall mean 23,326 and Base Rate shall mean the Rate in effect during the calendar year 2000 ("Base Labor Year"). If at any time Lessor elects to use Substitute Article 40, then the Expense Escalation hereunder shall be calculated in accordance with such Substitute Article except that the Base Operating Year shall be the Base Labor Year. In addition, Sublessee agrees to pay $64,146.50 ("Electric Factor") (U.S. Dollars) per annum for use of electric energy, payable in monthly installments of $5,354.54 (U.S. Dollars) in advance commencing on the Commencement Date of the first day of each and every month of the Term, subject to adjustment in accordance with Article 42 of the Lease, except that because the Electric Factor of this Sublease is not included in Basic Rent, any reductions of the Electric Factor shall not affect Basic Rent.

         3. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Lease and that for all such services and rights, Sublessee will look to the Lessor under the Lease.

         4. Sublessor and Sublessee shall neither do nor permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Lease, and Sublessee and Sublessor shall each indemnify and hold the other harmless from and against all claims of any kind whatsoever arising from any breach or default on the part of the other by reason of which the Lease may be terminated or forfeited or the Lease rent increased. Sublessee shall also indemnify and hold Sublessor harmless from all claims of any kind whatsoever arising from (a) the use or occupancy of the Subleased Premises by Sublessee or any person claiming through or under Sublessee or the employees, agents, contractors, licensees or invitees of Sublessee and (b) the acts and omissions of Sublessee and such other persons or parties in or about the Subleased Premises or the Building.

         5. Sublessee shall deposit with Sublessor the Security Deposit, as defined and described below, as security for the full and faithful performance of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed including but not limited to payment of rent and additional rent, in default, or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in re-letting the Subleased Premises, in whole or in part, whether such damage shall accrue before or after summary proceedings or other re-entry by Sublessor. The term "Security Deposit" shall mean either a cash deposit or a letter of credit issued by a bank acceptable to Sublessor and in form and substance acceptable to Sublessor. The term of the letter of credit shall expire no earlier than May 15, 2004. The amount of the Security Deposit shall be equal to

(a) $369,328 during the first twelve months of the term of this Sublease, (b) $295,463 during the second twelve months of the term of this Sublease, (c) $221,597 during the third twelve months of the term of this Sublease and (d) $147,731 for the remainder of the term of this Sublease. In the event of any use, application or retention of the Security Deposit by Sublessor, then Sublessee shall, upon demand of Sublessor, forthwith deposit with Sublessor cash in an amount that would be sufficient to restore the Security Deposit to equal the amount of said deposit as required hereunder, and Sublessee's failure to do so within five (5) days after such demand by Sublessor shall carry with it the same consequences as failure to pay any installment of Basic Rent due under this Sublease. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, the Security Deposit, or any unapplied balance thereof, shall be promptly returned to Sublessee after the time fixed as the expiration of the demised term and after the removal of Sublessee and surrender of possession of the Subleased Premises to Sublessor.

         6. Sublessor is not required to make any repairs, alterations or leasehold improvements to the Subleased Premises. Sublessor shall pay to Sublessee an allowance of up to $116,630.00 (U.S. Dollars) to be used for any hard or soft costs that Sublessee actually incurs relative to its construction of the Subleased Premises. Reimbursements from the allowance shall be paid to Sublessee within 30 days following presentation to Sublessor of receipted bills and lien waivers from contractors and materialmen, but not more often than monthly. All requests by Sublessee for reimbursement must be received by Sublessor with all required receipted bills and lien waivers by no later than the date which is the first anniversary of the Commencement Date. Thereafter no further reimbursements will be payable. All alterations, installations, additions or improvements by Sublessee shall be performed in accordance with the Lease.

         7. Sublessee takes the Subleased Premises on the Commencement Date "as is" and by taking possession of the Subleased Premises, acknowledges that same are in good and satisfactory condition. The Subleased Premises shall be broom clean and free of any tenancies, other than that created by the Lease and Sublease. Sublessee acknowledges that, except as provided in the next sentence, neither Sublessor nor Sublessor's agent, if any, has made any representation or warranty as to the suitability of the Subleased Premises for the conduct of Sublessee's business. Sublessor warrants that the HVAC, including the supplemental HVAC in the Subleased Premises, shall be in good working order upon the Commencement Date. Sublessee shall take good care of the Subleased Premises in accordance with the Lease, at Sublessee's own cost and expense.

         8. The provisions of Article 13 of the Lease shall govern and control with respect to access to the Subleased Premises by Lessor and Sublessor.

         9. Upon the Expiration Date, Sublessee shall surrender the Subleased Premises to Sublessor in accordance with the terms and conditions of the Lease.

         10. If Sublessee shall do anything or bring anything into said Subleased Premises or permit anything to be brought into said Subleased Premises or kept therein which shall in any way increase the rate of fire insurance on the Subleased Premises, on receipt of notice from Lessor and/or Sublessor of such increase in rate, Sublessee shall immediately correct the cause thereof or pay to Lessor and/or Sublessor on demand, the cost of any increase in fire insurance premium caused thereby.

         11. Sublessee shall provide and maintain, at its sole cost and expense, throughout the Term of this Sublease, the insurance coverages required by
Article 52 of the Lease. Upon Sublessee's execution hereof, Sublessee shall submit to Sublessor a Certificate of Insurance for the Subleased Premises evidencing that the foregoing coverages are in force and effect. Such Certificate shall name Lessor and Sublessor as additional insureds.

         12. Sublessor and Sublessee shall cause any and each insurance policy carried by the respective parties insuring the Subleased Premises against loss by fire and other hazards covered by extended coverage hazard insurance to be written in a manner so as to provide that the insurance carrier waives all right of recovery by way of subrogation against Sublessor or Sublessee in connection with any loss or damage covered by any such policies. However, if such waiver cannot be obtained or is obtainable only by the payment of an additional premium, the party undertaking to carry such insurance shall notify the other party of such fact, and such other party shall have a period of ten (10) days after the giving of such notice to (a) place such insurance in companies which are reasonable satisfactory to the other party and will carry such insurance with waiver of subrogation, or (b) agree to pay such additional premium if such policy is obtainable at additional cost.

         13. Sublessor and Sublessee acknowledge and agree that the provisions of Article 9 of the Lease shall govern and control with respect to damage by fire or other casualty.

         14. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if mailed by certified or registered mail (or reputable commercial overnight courier service) return receipt requested and in a postpaid envelope addressed, (a) if to the Sublessor, at: New York Life Insurance Company, 51 Madison Avenue, New York, New York 10010, Attention:
Administrative Services, Room 1109, with a copy to New York Life Insurance Company, 51 Madison Avenue, New York, New York 10010, Attention Corporate Real Estate, Room 907 and (b) if to the Sublessee at the Demised Premises, with a copy to Lewis Harris & Associates, Inc. at 135 Corporate Woods, Rochester, New York 14623, Attention: Chief Financial Officer. Payment of rent ONLY shall be delivered to Sublessor at the following address:

             New York Life Insurance Company
             P.O. Box 6916
             Cleveland, Ohio 44101
             Attention: MSA Team
             A/C 849021; Budget Code V73

         15. Sublessor and Sublessee acknowledge and agree that the provisions of Article 17 of the Lease shall govern and control with respect to any default by Sublessee and the rights of Lessor and/or Sublessor with respect thereto.

         16. In the event Sublessee shall retain possession of the Subleased Premises or any part thereof after the termination of this Sublease, the provisions of Article 57 of the Lease shall govern and control.

         17. Sublessor and Sublessee acknowledge and agree that the provisions of Article 10 of the Lease shall govern and control with respect to condemnation.

         18. This Sublease is subject and subordinate to the Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Lease contained shall be applicable to this Sublease with the same force and effect as if Sublessor were the Lessor under the Lease, Sublessee were the Lessee thereunder and references to the Lease were references to the Sublease; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Lessor against the Lessee under the Lease if such breach were by the Lessee thereunder, plus such additional rights as may be provided under this Sublease. Notwithstanding anything set forth in this Sublease to the contrary, Subtenant acknowledges and agrees that (a) all of the obligations and agreements of Landlord under the Lease, including, without limitation, the supplying of all services, including, without limitation, heat, ventilation, air-conditioning, water, electricity and other utilities, elevator service, cleaning service, repairs and restorations, are the obligations of Lessor only and that Sublessor has no control thereof and assumes no responsibility in connection therewith and shall not be liable in any way with respect to the failure of Lessor to supply any such service or perform any such obligation or for interference with or disruption of any of such services, (b) Sublessor shall have no liability or obligation hereunder by reason of any default or failure of Lessor to comply with its obligations under the Lease and Sublessee's obligations under this Sublease shall not be impaired or excused by any such default or failure, but in such event Sublessee shall be subrogated to the rights of Sublessor to enforce the obligations of Lessor insofar as such obligations relate to the Sublet Premises, and (c) any representation of Lessor shall in no manner be deemed the representation of Sublessor. Sublessee represents that it has read and is familiar with the terms of the Lease. Notwithstanding anything to the contrary set forth herein, the following provisions of the Lease shall not apply to this Sublease: the "Witnesseth paragraph as it relates to the term and rent amounts and Articles 23 (except only as it relates to the acts of Sublessor), 28, 37A, B, C, D, F, G, H, J, 46, 47, references in Article 51 to "Landlord's Work", Articles 62, 63, 64, 65, 66, 67, 68, 69, and 70; the entire First Amendment of Lease; and as to the Second Amendment of Lease, all Articles except Article 4(b)(I) and Article 8. For purposes of the second sentence of this Section 18, all references in
Article 38, 51 and 58 of the Lease to "Fixed Rent" shall be deemed references to Basic Rent hereunder and the reference in Article 38 of the Lease to Article 28 of the Lease shall be deemed a reference to Section 14 of this Sublease.

         19. Notwithstanding anything to the contrary, all prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto.

         20. Sublessor and Sublessee each warrant and represent that they have not dealt with any real estate brokers in connection with this Sublease other than Cushman & Wakefield, Inc., representing Sublessor, and Insigna/ESG, representing the Sublessee, and that no other brokers are entitled to any commission on account of this Sublease. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damages, or expense including reasonable attorneys' fees, arising from the breach. Sublessor is solely responsible for paying the commission of said brokers in accordance with a separate agreement.

         21. Sublessor and Sublessee acknowledge and agree that the provisions of Articles 11 and 44 of the Lease shall govern and control with respect to any future assignment or subletting by Sublessee.

         22. The rentable square footage of the Subleased Premises, 23,326 rentable square feet, is as remeasured by the Lessor's representative. Sublessor makes no representation or warranty regarding the square footage of the Subleased Premises.

         23. (a) In the event of a default under the Lease which results in the termination of the Lease, Sublessee shall, at the option of Lessor, attorn to and recognize Lessor as Sublessor hereunder and shall, promptly upon the Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Lessor shall not (i) be liable for any previous act or omission of the Sublessor under this Sublease, (ii) be subject to any offset, not expressly provided for in this Sublease, which shall have accrued to the Sublessee hereunder against Sublandlord, or (iii) be bound by any modification of this Sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by Lessor. Sublessee hereunder waives all rights under any present or future law to elect, by reason of the termination of the Lease, to terminate this Sublease or surrender possession of the premised demised hereby.

         (b) This Sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of Lessor.

         24. Sublessee acknowledges and agrees that the validity and enforceability of this Sublease' and all covenants, obligations and agreements of Sublessor are expressly conditioned upon Sublessor receiving Lessor's written consent. Sublessor shall use commercially reasonable efforts to obtain Lessor's consent to this Sublease within a reasonable time after the full execution of this Sublease.

         25. To the extent applicable to the Subleased Premises, Sublessee shall have the benefit of each and every covenant and agreement made by Lessor to the Sublessor. In the event that the Lessor shall fail or refuse to comply with any of the respective provisions of the Lease, Sublessor shall have no liability on account of such failure or refusal, provided that the Sublessee shall have the right to exercise in its own name and that of Sublessor all the rights to enforce compliance on the part of the Lessor as are available to the Sublessor with respect to the Subleased Premises. Sublessor hereby agrees to cooperate with and execute all instruments and supply information reasonably required by the Sublessee in order to enforce such compliance, but Sublessor shall not be obligated to incur any costs in connection therewith. Sublessee agrees to provide Sublessor with copies of all correspondence, notices and other documentation sent or received by Sublessee in connection with the enforcement of said rights.

         26. Sublessor will promptly supply Sublessee with copies of all notices of default under the Lease as well as under the Sublease which Sublessor shall receive from the Lessor under the Lease or any other party having an interest to which the Sublease is subordinate.

         27. Sublessor shall cooperate with Sublessee in obtaining Lessor's consent wherever the consent of the Lessor is required.

         IN WITNESS WHEREOF, the parties hereto have signed these presents as of the day and year first above written.

                                  Sublessor:

                                  NEW YORK LIFE INSURANCE
Witness                           COMPANY

/s/ John Bauve                    /s/ Recia L. Lord
                                  Name:Recia L. Lord
                                  Title:  Corporate Vice President

                                  Sublessee:

Witness                           HARRIS INTERACTIVE, INC.

/s/ Vicki L. Long                 /s/ Bruce A. Newman
                                  Name: Bruce A. Newman
                                  Title: CFO